Exhibit 2.1

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "AGREEMENT") is made this 19th day of April, 2013 by and among Vacation Home Swap, Inc., a Nevada corporation ("PUBCO") on one hand, and Boost My Ads Ltd., a company organized under the laws of the British Virgin Islands (the "COMPANY") and the shareholders of the Company as set forth on Exhibit A attached hereto (collectively, the "SELLING SHAREHOLDERS"), on the other hand.

                                   BACKGROUND

     A. The respective Boards of Directors of Pubco and the Company have determined that an acquisition of the Company's outstanding shares by Pubco through a voluntary share exchange with the Selling Shareholders (the "EXCHANGE"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors, along with the Selling Shareholders, have approved such Exchange, pursuant to which shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time (as defined in Section 1.04) and all securities convertible or exchangeable into capital stock of the Company (the "SHARES") will be exchanged (including by reservation for future issuances) for the right to receive 58,600,000 shares of common stock of Pubco (the "EXCHANGE SHARES").

     B. At the Closing, the Selling Shareholders' ownership interest in Pubco shall represent approximately 66% of the issued and outstanding shares of Pubco.

     C. Pubco, the Company, and the Selling Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

     D. For federal income tax purposes, the parties intend that the Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                  THE EXCHANGE

     1.01 EXCHANGE.

     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes ("NEVADA STATUTES") and the British Virgin Island Business Corporations Act ("BVI STATUTES"), at the Closing (as hereinafter defined), the parties shall do the following:

     (a) The Selling Shareholders will sell, convey, assign, and transfer the Shares to Pubco by delivering to Pubco a stock certificate issued in the name of Pubco evidencing the Shares (the "SHARE CERTIFICATE"). The Shares transferred to Pubco at the Closing shall constitute 100% of the issued and outstanding equity interests of the Company.

     (b) As consideration for its acquisition of the Shares, Pubco shall issue the Exchange Shares to the Selling Shareholders by delivering share certificates
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to the Selling Shareholders  registered in the name of the Selling Shareholders, or their nominees, evidencing the Exchange Shares (the "EXCHANGE SHARES CERTIFICATES") in such amounts attributable to the Selling Shareholders as set forth on Exhibit A hereto.

     (c) For federal income tax purposes, the Exchange is intended to constitute a "reorganization" within the meaning of Section 368 of the Code, and the parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of Pubco, the Company or the Selling Shareholders has taken or failed to take, and after the Effective Time (as defined below), Pubco shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     1.02 EFFECT OF THE EXCHANGE.

     The Exchange shall have the effects set forth in the applicable provisions of the Nevada Statutes.

     1.03 CLOSING.

     Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Exchange (the "CLOSING") will take place at 10:00 a.m. U.S. Pacific Standard Time on the business day within three (3) days of satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article V) (the "CLOSING DATE"), at the offices of Greenberg Traurig, LLP, 1201 K Street, Suite 1100, Sacramento, California, unless another date, time or place is agreed to in writing by the parties hereto.

     1.04 EFFECTIVE TIME OF EXCHANGE.

     As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the parties shall make all filings or recordings required under Nevada Statutes and BVI Statutes. The Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes and BVI Statutes (the time the Exchange becomes effective being the "EFFECTIVE TIME"). Pubco and the Company shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

     1.05 OFFICER & DIRECTOR APPOINTMENTS.

     On or before the Closing Date, Pubco shall cause the appointment of the individuals set forth on Schedule 1.05 to be the directors and officers of Pubco and the concurrent resignation of the directors and officers of Pubco as set forth on Schedule 1.05.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

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     Except as set forth in the disclosure  schedule delivered by the Company to
Pubco at the time of execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Pubco as follows:

     (a)  Organization,  Standing  and Power.

     The Company is duly organized, validly existing and in good standing under the laws of the British Virgin Island Business Corporations Act and has the
requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

     (b)  Subsidiaries.

     The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

     (c)  Capital  Structure.

     The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company's various option and incentive plans is specified on
Schedule 2.01(c). Except as set forth in Schedule 2.01(c), no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any  matters.  Except as set forth in  Schedule  2.01(c),  there are no
outstanding  securities,   options,   warrants,   calls,  rights,   commitments,
agreements, arrangements or undertakings of any kind to which the Company is a party or by which they are bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "SECURITIES ACT") or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

     (d) Corporate Authority; Noncontravention.

     The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company and the Selling Shareholders, as applicable, in accordance

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with its  terms,  except  as such  enforcement  may be  limited  by  bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     (e) Governmental Authorization.

     No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     (f) Financial Statements of the Company.

     Pubcohas received a copy of the audited financial statements of the Company for the period ending December 31, 2012 and a copy of the unaudited financial statements of the Company for the three months ended March 31, 2013
(collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

          (i) Since December 31, 2012 (the "COMPANY BALANCE SHEET DATE"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

          (ii) Since the Company Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company, except as disclosed in writing to Pubco, issued, sold or otherwise disposed of, or agreed to issue,

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sell or  otherwise  dispose of, any capital  stock or any other  security of the
Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock of any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

     (g) Absence of Certain  Changes or Events.

     Except as set forth on Schedule 2.01(g), since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

          (i) material adverse change with respect to the Company;

          (ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of Pubco;

          (iii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

          (iv) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Pubco in writing;

          (v) creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

          (vi) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          (vii) labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

          (viii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

          (ix) write-offs or write-downs of any assets of the Company;

          (x) creation, termination or amendment of, or waiver of any right under, any material contract of the Company;

          (xi) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;

          (xii) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or

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          (xiii) agreement or commitment to do any of the foregoing.

     (h) Certain Fees.

     No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

     (i) Litigation; Labor Matters; Compliance with Laws.

          (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

          (ii) The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Company.

          (iii) The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

     (j) Benefit Plans.

     Except as set forth on Schedule 2.01(j), the Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, "BENEFIT PLAN" shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

     (k) Certain Employee Payments.

     The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment,

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acceleration or provision  would  constitute a "parachute  payment"  (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

     (l) Properties and Tangible Assets.

          (i) The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

          (ii) The Company has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business. Except as set forth on Schedule 2.01(l), each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. The Company does not have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets.

     (m) Intellectual Property.

          (i) As used in this Agreement, "INTELLECTUAL PROPERTY" means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, "MARKS"); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, "PATENTS"); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, "COPYRIGHTS"); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, "TRADE SECRETS"); and (e) Technology. For purposes of this Agreement, "TECHNOLOGY" means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for

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purposes of this  Agreement,  "SOFTWARE"  means any and all  computer  programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

          (ii) Schedule 2.01(m) sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called "shrink wrap" software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

          (iii) The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in
Schedule 2.01(m) (and any other  Intellectual  Property required to be listed in
Schedule 2.01(m)) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all liens, security interests, encumbrances or any other obligations to others, and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Intellectual
Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.

          (iv) The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company. The Company does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

          (v) The Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

          (vi) The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

          (vii) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.

          (viii) All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by the Company and listed (or required to be listed) on Schedule 2.01(m) have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor. There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

     (n) Undisclosed Liabilities.

     The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements incurred in the ordinary course of business or such liabilities or obligations disclosed in
Schedule 2.01(g).

     (o) Board Recommendation.

     The Board of Directors of the Company has unanimously determined that the terms of the Exchange are fair to and in the best interests of the Selling Shareholders of the Company and recommended that the Selling Shareholders approves the Exchange.

     (p) Ownership of Stock.

     The Selling Shareholders own all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

     (q) Material Agreements.

          (i) Schedule 2.01(q) lists the following contracts and other agreements ("MATERIAL AGREEMENTS") to which either the Company or the Selling Shareholders are a party: (a) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000 (b) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its assets, tangible or intangible;
(d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers and managers or any of the Company's employees; (e) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than 30 days' notice; (f) any agreement with any current or former officer, director, shareholder or affiliate of the Company; (g) any agreements relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (h) any agreements for the sale of any of the assets of the Company, other than in the ordinary course of business; (i) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (j) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to "off-the-shelf" commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and

(k) any other agreement under which the consequences of a default or termination could reasonably be expected to have a material adverse effect on the Company.

          (ii) The Company has made available to Pubco either an original or a correct and complete copy of each written Material Agreement. Except as set forth on Schedule 2.01(q), with respect to each Material Agreement to which the Company or the Selling Shareholders are a party thereto: (a) the agreement is the legal, valid, binding, enforceable obligation of the Company or any of the Selling Shareholders and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b)(X) neither the Company nor the Selling Shareholders party thereto is in material breach or default thereof, (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; or (Z) the Company has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Agreement; and (c) neither the Company nor the Selling Shareholders have repudiated any material provision of the agreement.

     (r) Material  Contract  Defaults.

     The Company is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a "COMPANY MATERIAL CONTRACT" means any contract, agreement or commitment that is effective as of the Closing Date to which the Company or the Selling Shareholders are a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring the Company or the Selling Shareholders to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company or the Selling Shareholders in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or the Selling Shareholders or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

     (s) Tax Returns and Tax Payments.

          (i) The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Financial Statements (rather than in any notes thereto). Since the Balance Sheet Date, the Company has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

          (ii) No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, and no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect.

          (iii) As used herein, "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

     (t)  Environmental   Matters.

     The Company is in compliance with all Environmental Laws in all material respects. The Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on the Company, and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Company. "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. "HAZARDOUS MATERIAL" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

     (u) Accounts Receivable.

     All of the accounts receivable of the Company that are reflected in the Company Financial Statements or the accounting records of the Company as of the Closing Date (collectively, the "COMPANY ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Company Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

     (v) Full Disclosure.

     All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Pubco or its representatives by or on behalf of any of the Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     2.02 REPRESENTATIONS AND WARRANTIES OF PUBCO.

     Except as set forth in the disclosure schedule delivered by Pubco to the Company at the time of execution of this Agreement (the "PUBCO DISCLOSURE SCHEDULE"), Pubco represents and warrants to the Company and the Selling Shareholders as follows:

     (a)  Organization,  Standing and Corporate Power.

     Pubco is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Pubco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Pubco. Shares of common stock of Pubco, par value $0.001 ("PUBCO COMMON STOCK"), are listed on the OTCQB under the symbol "VCHS."

     (b) Subsidiaries.

     Pubco does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

     (c) Capital Structure of Pubco.

     As of the date of this Agreement, the authorized capital stock of Pubco consists of 200,000,000 shares of Pubco Common Stock, $0.001 par value, of which approximately 69,920,000 shares of Pubco Common Stock are issued and outstanding and no shares of Pubco Common Stock are issuable upon the exercise of warrants, convertible notes, options or otherwise except as set forth in the Pubco SEC Documents (as defined herein). Except as set forth above, no shares of capital stock or other equity securities of Pubco are issued, reserved for issuance or outstanding. All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

     (d) Corporate Authority; Noncontravention.

     Pubco has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Pubco and the consummation by Pubco of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Pubco. This Agreement has been duly executed and when delivered by Pubco shall constitute a valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Pubco under, (i) its articles of incorporation, bylaws, or other charter documents of Pubco (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Pubco, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Pubco, its properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Pubco or could not prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement.

     (e) Government Authorization.

     No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Pubco in connection with the execution and delivery of this Agreement by Pubco, or the consummation by Pubco of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.

     (f) Financial Statements.

     The financial statements of Pubco included in the reports, schedules, forms, statements and other documents filed by Pubco with the Securities and Exchange Commission ("SEC") (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "PUBCO SEC DOCUMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S.
generally accepted accounting principles (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Pubco as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Pubco's independent accountants). Except as set forth in the Pubco SEC Documents, at the date of the most recent audited financial statements of Pubco included in the Pubco SEC Documents, Pubco has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco.

     (g) Absence of Certain Changes or Events.

     Except as disclosed in the Pubco SEC Documents or as set forth on Schedule 2.02(g), since the date of the most recent financial statements included in the Pubco SEC Documents, Pubco has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

          (i) material adverse change with respect to Pubco;

          (ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of the Company;

          (iii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement;

          (iv) incurrence, assumption or guarantee by Pubco of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;

          (v) creation or other incurrence by Pubco of any lien on any asset other than in the ordinary course consistent with past practices;

          (vi) transaction or commitment made, or any contract or agreement entered into, by Pubco relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Pubco of any contract or other right, in either case, material to Pubco, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          (vii) labor dispute, other than routine, individual grievances, or, to the knowledge of Pubco, any activity or proceeding by a labor union or representative thereof to organize any employees of Pubco or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

          (viii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

          (ix) write-offs or write-downs of any assets of Pubco;

          (x) creation, termination or amendment of, or waiver of any right under, any material contract of Pubco;

          (xi) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Pubco;

          (xii) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Pubco; or

          (xiii) agreement or commitment to do any of the foregoing.

     (h) Certain Fees.

     No brokerage or finder's fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

     (i) Litigation; Labor Matters; Compliance with Laws.

          (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Pubco, threatened against or affecting Pubco or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco or prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Pubco having, or which, insofar as reasonably could be foreseen by Pubco, in the future could have, any such effect.

          (ii) Pubco is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Pubco.

          (iii) The conduct of the business of Pubco complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

     (j) Benefit  Plans.

     Pubco is not a party to any Benefit Plan under which Pubco currently has an obligation to provide benefits to any current or former employee, officer or director of Pubco.

     (k)  Certain  Employee  Payments.

     Pubco is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Pubco of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

     (l)  Material  Contract  Defaults.

     Pubco is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Pubco Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a "PUBCO MATERIAL CONTRACT" means any contract, agreement or commitment that is effective as of the Closing Date to which Pubco is a party
(i) with expected receipts or expenditures in excess of $25,000, (ii) requiring Pubco to indemnify any person, (iii) granting exclusive rights to any party,
(iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Pubco in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Pubco or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

     (m) Properties.

     Pubco has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by

Pubco or acquired after the date thereof which are, individually or in the aggregate, material to Pubco's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Pubco are held by them under valid, subsisting and enforceable leases of which Pubco is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

     (n)  Intellectual  Property.

     Pubco owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Pubco's licenses to use Software programs are current and have been paid for the appropriate number of users. To the knowledge of Pubco, none of Pubco's Intellectual Property or Pubco License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Pubco or its successors. The term "PUBCO LICENSE AGREEMENTS" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound

     (o) Board  Determination.

     The Board of Directors of Pubco has unanimously determined that the terms of the Exchange are fair to and in the best interests of Pubco and its shareholders.

     (p) Undisclosed Liabilities.

     Pubco has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Pubco SEC Documents incurred in the ordinary course of business.

     (q) Full  Disclosure.

     All of the representations and warranties made by Pubco in this Agreement, and all statements set forth in the certificates delivered by Pubco at the
Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Pubco pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Pubco and the Pubco Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     2.03 REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS.

     The Selling Shareholders jointly and severally represent and warrant to Pubco as follows:

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     (a) Ownership of the Shares.

     Selling Shareholders own all of the Shares, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

     (b)  Power of  Selling  Shareholders  to  Execute  Agreement.

     The Selling Shareholders have the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal binding obligation of the Selling Shareholders and is enforceable against the Selling Shareholders in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     (c) Agreement Not in Breach of Other Instruments Affecting Selling Shareholders.

     The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provisions of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which the Selling Shareholders are a party or by which the Selling Shareholders are bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator or any applicable law, rule, or regulation.

     (d) Accuracy of Statements.

     Neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by the Selling Shareholders to Pubco in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

                                  ARTICLE III
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

     3.01 CONDUCT OF THE COMPANY AND PUBCO.

     From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Company and Pubco shall not, unless mutually agreed to in writing:

     (a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

     (b) sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

     (c) fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

     (d) except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to the Company and Pubco or their business or assets; or

     (e) make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     4.01 ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Pubco and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to the Company's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its officers, employees and representatives to, furnish promptly to Pubco all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, during the period prior to the Effective Time, Pubco shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, and, during such period, Pubco shall, and shall cause its officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Pubco will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

     (b) No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     4.02 BEST EFFORTS.

     Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. Pubco and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

     4.03 PUBLIC ANNOUNCEMENTS.

     Pubco, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     4.04 EXPENSES.

     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     4.05 NO SOLICITATION.

     Except as previously agreed to in writing by the other party, neither the Company nor Pubco shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving the Company or Pubco, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to either the Company or Pubco of the transactions contemplated hereby. The Company or Pubco will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

     4.06 POST-CLOSING DELIVERY OF THE EXCHANGE SHARES CERTIFICATES.

     Within three (3) business days of the Closing Date, Pubco shall have taken all action necessary to have the Exchange Shares Certificates delivered to the Selling Shareholders.

     4.07 DIRECTOR AND OFFICER APPOINTMENTS.

     On or before the Closing Date, Pubco shall cause the appointment of the individuals set forth on Schedule 1.05 to be the directors and officers of Pubco and the concurrent resignation of the directors and officers of Pubco as set forth on Schedule 1.05.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

     5.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGE.

     The obligation of each party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     (a) No Restraints.

     No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

     (b) Governmental Approvals.

     All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on Pubco or the Company shall have been obtained, made or occurred.

     (c) No Litigation.

     There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Pubco or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or Pubco.

     (d) Company Shareholders Approval.

     The Selling Shareholders shall have adopted and approved this Agreement and the Exchange in accordance with applicable law.

     5.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF PUBCO.

     The obligation of Pubco to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants.

     The representations and warranties of the Company and the Selling Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) the Company and the Selling Shareholders shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

     (b) Consents.

     Pubco  shall  have  received  evidence,  in form and  substance  reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

     (c) Officer's Certificate of the Company.

     Pubco shall have received a certificate executed on behalf of the Company by an executive officer of the Company confirming that the conditions set forth in Sections 5.02(a) and 5.02(d) have been satisfied.

     (d) No Material Adverse Change.

     There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

     (e) Selling Shareholder Representation Letter.

     The Selling Shareholders shall have executed and delivered to Pubco a shareholder representation letter in substantially the form attached hereto as Exhibit B, and Pubco shall be reasonably satisfied that the issuance of Pubco Common Stock pursuant to the Exchange is exempt from the registration requirements of the Securities Act.

     (f) Delivery of the Share Certificate.

     The Company shall have delivered the Share Certificate to Pubco on the Closing Date.

     (g) Secretary's Certificate of the Company.

     Pubco shall have received a certificate, dated as of the Closing Date, from the Secretary of the Company, certifying (i) as to the incumbency and signatures of the officers of the Company, who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of the Company and all amendments thereto, (B) the bylaws of the Company and all amendments thereto, and (C) resolutions of the Board of Directors of the Company and its shareholders authorizing the execution, delivery and performance of this Agreement by the Company.

     (h) Due Diligence Investigation.

     Pubco shall be reasonably satisfied with the results of its due diligence investigation of the Company in its sole and absolute discretion.

     5.03 CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.

     The obligation of the Company to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants.

     The representations and warranties of Pubco in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Pubco shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

     (b) Consents.

     The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

     (c) Officer's Certificate of Pubco.

     The Company shall have received a certificate executed on behalf of Pubco by an executive officer of Pubco, confirming that the conditions set forth in Sections 5.03(a) and 5.03(d) have been satisfied.

     (d) No Material Adverse Change.

     There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Pubco that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Pubco.

     (e) Board Resolutions.

     The Company shall have received resolutions duly adopted by Pubco's Board of Directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

     (f) Due Diligence Investigation.

     The Company shall be reasonably satisfied with the results of its due diligence investigation of Pubco in its sole and absolute discretion.

     (g) New Officers & Directors.

     Pubco shall deliver to the Company evidence of appointment of the appointment of the individuals set forth on Schedule 1.05 to be the directors and officers of Pubco and evidence of the concurrent resignation of the directors and officers of Pubco as set forth on Schedule 1.05.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

     6.01 TERMINATION.

     This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Exchange:

     (a) by mutual written consent of Pubco and the Company;

     (b) by either Pubco or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by either Pubco or the Company if the Exchange shall not have been consummated on or before June 30, 2013 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

     (d) by Pubco, if a material adverse change shall have occurred relative to the Company (and not curable within thirty (30) days);

     (e) by the Company if a material adverse change shall have occurred relative to Pubco (and not curable within thirty (30) days);

     (f) by Pubco, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

     (g) by the Company, if Pubco willfully fails to perform in any material respect any of its obligations under this Agreement.

     6.02 EFFECT OF TERMINATION.

     In the event of termination of this Agreement by either the Company or Pubco as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Pubco or the Company, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     6.03 AMENDMENT.

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

     6.04 EXTENSION; WAIVER.

     Subject to Section 6.01(c), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     6.05 RETURN OF DOCUMENTS.

     In the event of termination of this Agreement for any reason, Pubco and the Company will return to the other party all of the other party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Pubco and the Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.

                                  ARTICLE VII
                       INDEMNIFICATION AND RELATED MATTERS

     7.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

     7.02 INDEMNIFICATION.

     (a) Pubco shall indemnify and hold the Selling Shareholders and the Company harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, "LOSSES") to which Pubco may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by Pubco as set forth herein.

     (b) The Company and Selling Shareholders shall jointly indemnify and hold Pubco and Pubco's officers and directors ("PUBCO'S REPRESENTATIVES") harmless for, from and against any and all Losses to which Pubco or Pubco's Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by the Company or Selling Shareholders as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing; or (B) the operations of the Company prior to the Closing.

     7.03 NOTICE OF INDEMNIFICATION.

     Promptly after the receipt by any indemnified party (the "INDEMNITEE") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "INDEMNIFYING PARTY") pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.01 NOTICES.

     Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

     If to Pubco:

     Vacation Home Swap, Inc.
     112 North Curry Street
     Carson City, Nevada 89703
     Attention: President
     Telephone No.: (775) 321-8201

     with a copy to:

     Greenberg Traurig, LLP
     Attention: Mark C. Lee, Esq.
     1201 K Street, Suite 1100
     Sacramento, California 95814
     Telephone: (916) 442-1111
     Facsimile: (916) 448-1709

     If to the Company:

     Boost My Ads Ltd.
     Suite 8, 20/F IFC
     1 Harbour View St. Hong Kong
     Phone: +852 2824 8099
     Fax: +852 2570 9858
     Attn: President

     All Notices to the Selling Shareholders shall be sent "care of" the Company.

     8.02 DEFINITIONS.

     For purposes of this Agreement:

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Pubco, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Pubco to the consummation of the Exchange);

     (c) "ordinary course of business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

     (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

     (e) "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) that is owned directly or indirectly by such first person; and

     (f) "security interest" means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) statutory liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (iii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation; and (iv) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

     8.03 INTERPRETATION.

     When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.04 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.

     This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

     8.05 GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.06 ASSIGNMENT.

     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.07 ENFORCEMENT.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

     8.08 SEVERABILITY.

     Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     8.09 COUNTERPARTS.

     This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "ELECTRONIC DELIVERY"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

     8.10 ATTORNEYS FEES.

     In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

     8.11 CURRENCY.

     All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

                                       PUBCO:

                                       Vacation Home Swap, Inc.


                                       By: /s/ Donald MacDow
                                           -------------------------------------
                                           Donald MacDow
                                           President

                                       COMPANY:

                                       Boost My Ads Ltd.


                                       By: /s/ William Henderson
                                           -------------------------------------
                                           William Henderson
                                           Chairman

                  [SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

                           COUNTERPART SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT

     The undersigned does hereby agree to be bound by all of the terms and provisions of the Share Exchange Agreement, including all exhibits and schedules attached thereto, dated April 19, 2013, by and among, Vacation Home Swap, Inc., a Nevada corporation ("PUBCO") on one hand, and Boost My Ads Ltd., a company organized under the laws of the British Virgin Islands (the "COMPANY") and each of the shareholders of the Company (each a "SELLING SHAREHOLDER" and collectively, the "SELLING SHAREHOLDERS"), on the other hand.

                                       SELLING SHAREHOLDER:


                                       By:
                                          --------------------------------------

                                       Print Name:
                                                  ------------------------------

                                       Company:
                                               ---------------------------------

                                       Title:
                                             -----------------------------------

                  [SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

                                    EXHIBIT A

             DISTRIBUTION OF EXCHANGE SHARES TO SELLING SHAREHOLDERS


                                                  No. of Pubco Exchange
               Name of Selling Shareholder               Shares
               ---------------------------               ------

               TOTAL:                                  58,600,000
                                                       ==========

                                    EXHIBIT B

                    FORM OF SHAREHOLDER REPRESENTATION LETTER

                                __________, 2013

Boost My Ads, Inc. (f/k/a Vacation Home Swap, Inc.)
112 North Curry Street,
Carson City, NV 89703

                        SHAREHOLDER REPRESENTATION LETTER

Ladies and Gentlemen:

     Pursuant to a Share Exchange Agreement (the "AGREEMENT") dated as of _________, 2013 (the "AGREEMENT Date"), the undersigned (the "SHAREHOLDER") expects to receive from Boost My Ads, Inc. (formerly Vacation Home Swap, Inc.), a Nevada corporation ("PUBCO"), shares of Pubco Common Stock (the "SECURITIES") in consideration of the Shareholder's ownership of capital stock of Boost My Ads Ltd., a company incorporated in the British Virgin Islands ("PRIVATECO"), pursuant to a voluntary share exchange transaction in accordance with the Nevada Revised Statutes (the "EXCHANGE"). Capitalized terms used herein but not defined will have the meanings ascribed to them in the Agreement. Shareholder, whose signature appears below, represents and warrants to Pubco that, as of the date first written above and as of the Closing Date, the statements contained in this Representation Letter are, and will be, correct and complete:

1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

     1.1. "ACCREDITED" INVESTOR. The Exchange pursuant to the Agreement, and the distribution of the Securities to the Shareholder at the Closing, are intended to be exempt from registration under the Securities Act of 1933, as amended (the "ACT"). Unless Shareholder checks the "no" box on the signature page hereof indicating that Shareholder is NOT an Accredited Investor, Shareholder represents and warrants that Shareholder falls within one of the following definitions of Accredited Investor:

     (PLEASE INITIAL THE CATEGORY THAT APPLIES)

     _____(a) Shareholder is a natural person whose individual net worth, or joint net worth with spouse, exceeds $1,000,000.

               EXPLANATION. In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the Securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

     _____(b) Shareholder is a natural person who had an individual income in excess of $200,000 in each of the last two years or joint income with spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year.

     _____(c)  Shareholder is either a director or executive officer of Pubco.

     _____(d) Shareholder is a corporation or other entity with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities.

     _____(e) Shareholder is an entity, all of the equity owners of which are as specified in (a) or (b) above.

     Shareholder further certifies that: (i) Shareholder has the capacity to protect the Shareholder's interests in this investment; (ii) the Shareholder is able to bear the economic risks of this investment; and (iii) the amount of the investment does not exceed 10% of Shareholder's net worth or joint net worth with spouse.

     1.2. REGULATION S; NON-U.S. PERSON STATUS. For purposes of compliance with the Regulation S exemption for the acquisition of the Securities by non-U.S. Persons, Shareholder makes the following representations, warranties and covenants:

     (a) Shareholder is a person or entity that is outside the United States and is not a "US Person," as such term is defined in Rule 902(k) of Regulation S.1

     (b) Shareholder is not acquiring the Securities for the account or benefit of a US Person.

----------
1    Regulation S provides in part as follows:
     1. "U.S. person" means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
          (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
          (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B)
          formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.
     2. The following are not "U.S. persons": (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

     (c) Shareholder has been independently advised as to the applicable holding period imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides and confirms that no representation has been made respecting the applicable holding periods for the Securities in such jurisdiction and it is aware of the risks and other characteristics of the Securities and of the fact that holders of Securities may not be able to resell the Securities except in accordance with applicable securities legislation and regulatory policy.

     (d) To the knowledge of Shareholder, without having made any independent investigation, neither Pubco or PrivateCo nor any person acting for Pubco or PrivateCo, has conducted any "directed selling efforts" in the United States as the term "directed selling efforts" is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Securities being offered. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Securities. To the knowledge of Shareholder, the Securities were not offered to Shareholder through, and Shareholder is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (e) Shareholder will offer, sell or otherwise transfer the Securities, only
(A) pursuant to a registration statement that has been declared effective under the Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Act, or (C) pursuant to another available exemption from the registration requirements of the Act, subject to Pubco's right prior to any offer, sale or transfer pursuant to clauses (B) or
(C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to Pubco for the purpose of determining the availability of an exemption.

     (f) Shareholder will not engage in hedging transactions involving the Securities unless such transactions are in compliance with the Act.

     (g) Shareholder represents and warrants that Shareholder is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). Shareholder understands that Pubco may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Securities under the Act, and the provisions of relevant state securities laws.

     (h) Shareholder hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Securities, including (i) the legal requirements of such Shareholder's jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Securities; and further, such Shareholder agrees to continue to comply with such laws as long as he, she or it shall hold the Securities.

     1.3. HOLDING FOR OWN ACCOUNT. Shareholder is acquiring an interest in the Securities for Shareholder's own account, for investment purposes only, and not with a view toward the resale or distribution thereof within the meaning of the Act, except pursuant to effective registrations or qualifications relating thereto under the Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom.

     1.4. UNREGISTERED SECURITIES; RESTRICTIONS ON TRANSFER. Shareholder understands that: (a) the Securities have not been registered under the Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; (b) the Securities may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Act and other applicable securities laws or pursuant to an exemption therefrom; and (c) neither Pubco or PrivateCo are under any obligation to register or qualify the Securities under the Act or any other applicable securities laws, or to take any action to make any exemption from any such registration provisions available. Shareholder understands that Shareholder may not transfer any Securities unless such Securities are registered under the Act or qualified under applicable state securities laws or unless with respect to the Securities, in the reasonable opinion of counsel to Pubco, exemptions from such registration and qualification requirements are available. Pubco may require an opinion to such effect from counsel to Shareholder reasonably satisfactory to Pubco. Shareholder has also been advised that exemptions from registration and qualification may not be available or may not permit Shareholder to transfer all or any of the Securities in the amounts or at the times proposed by Shareholder.

     1.5. SECURITIES LAW RESTRICTIONS. Shareholder will not sell, assign or transfer any of the Securities received by Shareholder in connection with the Agreement except (a) pursuant to an effective registration statement under the Act, (b) in conformity with the volume and other limitations of Rule 144 promulgated under the Act, or (c) in a transaction which, in the opinion of independent counsel to Shareholder delivered to Pubco and satisfactory to Pubco, is not required to be registered under the Act. Pubco shall not have any obligation to effect a transfer of any Securities that is not in compliance with applicable federal and state securities laws.

     1.6. RULE 144; LEGENDS. Shareholder has been advised and acknowledges that Securities and Exchange Commission Rule ("SEC") Rule 144 promulgated under the Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Securities be held for a minimum of six months (and the sale thereof may be subject to certain volume and other limitations under Rule 144), after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Shareholder understands that Rule 144 may indefinitely apply to and restrict transfer of the Securities if Shareholder is an "affiliate" of Pubco and "current public information" about Pubco (as defined in Rule 144) is not publicly available. Shareholder further understands that, if applicable, sales under Rule 144 are not available to Shareholder during such time as Pubco remains a "shell company" (as defined in Rule 405 promulgated under the 1933 Act).

     Pubco may place any legend contemplated by the Agreement, one or more of the legends below, or such other legends as it may reasonably deem appropriate, on each certificate or instrument representing Securities:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

     1.7. SHAREHOLDER'S BUSINESS EXPERIENCE. Shareholder has, alone or together with Shareholder's representative, if any, such knowledge and experience in financial and business matters so that Shareholder is capable of evaluating the relative merits and risks of the investment in the Securities that is represented by the Agreement and the transactions contemplated thereby. Shareholder has adequate means of providing for its, his or her current economic needs and possible personal contingencies, has no need for liquidity in its, his or her investment in Pubco and is able financially to bear the risks of such investment.

     1.8. AVAILABILITY OF INFORMATION. Shareholder acknowledges that Shareholder has had access to all information regarding Pubco and its present and prospective business, assets, liabilities and financial condition that Shareholder reasonably considers important in making the decision to acquire the Securities pursuant to the Exchange, and that all documents, records and books pertaining to the investment in Pubco resulting from the Agreement and requested by Shareholder or Shareholder's representative, if any, have been made available or delivered to Shareholder, to the extent that Pubco possesses such information or can obtain such information without unreasonable efforts or expense.

     1.9. OPPORTUNITY TO ASK QUESTIONS. Shareholder or Shareholder's representative, if any, has had an opportunity to discuss Pubco's business, management and financial affairs with Pubco's management and to ask questions of and receive answers from Pubco, or a person or persons acting on behalf of Pubco, concerning the business of Pubco. Shareholder acknowledges that all such questions, if any, have been answered to Shareholder's satisfaction.

     1.10. SHAREHOLDER REPRESENTATION LETTER. Shareholder has carefully read this Shareholder Representation Letter and, to the extent Shareholder believes necessary, has discussed with Shareholder's counsel the representations, warranties and agreements that Shareholder makes herein and the applicable limitations upon Shareholder's resale of the Securities.

     1.11. PUBCO INFORMATION. Shareholder is also aware of and acknowledges the following:

          (a) that no federal or state agency has made any finding or determination regarding the fairness of this investment, or any recommendation or endorsement of the Securities;

          (b) that neither the officers, directors, agents, affiliates or employees of Pubco or PrivateCo, nor any other person, has expressly or by implication, made any representation or warranty to Shareholder concerning Pubco or PrivateCo; and

          (c) that the past performance or experience of Pubco or PrivateCo or their respective officers, directors, agents or employees will not in any way indicate or predict the results of the ownership of Securities or of Pubco's activities.

     1.12. STOP TRANSFER INSTRUCTIONS; NO REQUIREMENT TO TRANSFER. Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, Pubco may issue appropriate "stop transfer" instructions to its transfer agent. Pubco shall not be required (a) to transfer or have transferred on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Shareholder Representation Letter or the Agreement or (b) to treat as owner of such Securities or to accord the right to vote or pay dividends to any shareholder or other transferee to whom such Securities shall have been so transferred in violation of any provision of this Shareholder Representation Letter or the Agreement.

     1.13. NO PUBLIC SOLICITATION. Shareholder represents that at no time was Shareholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the transactions contemplated by the Agreement.

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
     1.14. PRINCIPAL RESIDENCE. The address shown under Shareholder's signature on the signature page hereof is Shareholder's principal residence.

     1.15. INDEMNIFICATION. Shareholder will indemnify and hold harmless Pubco and PrivateCo and their respective officers, directors, managers and counsel, from and against any and all damages, losses, liabilities or expenses (including all legal fees and costs) directly or indirectly incurred, resulting or arising out of the breach of any of the representations, warranties or covenants given or made in this Shareholder Representation Letter.

     1.16.  AUTHORIZATION  OF  TRANSACTION.   Shareholder  has  full  power  and
authority to execute and deliver this Shareholder Representation Letter and to perform Shareholder's obligations hereunder.

     1.17. DISPOSITION OF SECURITIES. Such Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Shareholder to sell, transfer, or otherwise dispose of any of the Securities.

2. SHARE EXCHANGE AGREEMENT. Shareholder agrees that the Securities will be subject to and bound by, all of the provisions of the Agreement relating to the Securities.

3. ENTIRE AGREEMENT. The Agreement and this Shareholder Representation Letter constitute the entire agreement and understanding of the parties with respect to the subject matter of this Shareholder Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

4. COUNTERPARTS. This Shareholder Representation Letter may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

5. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Shareholder Representation Letter.

6. GOVERNING LAW; CONSENT TO JURISDICTION. This Shareholder Representation Letter shall be governed by, and construed in accordance with, the internal laws of the State of Nevada applicable to contracts executed in and to be performed by residents of Nevada within that State.

7. NO TAX REPRESENTATIONS. Shareholder represents, warrants and acknowledges that Shareholder is not relying on Pubco or PrivateCo for any tax advice concerning the federal or state income or other tax consequences of the transactions contemplated by the Agreement or the Shareholder's receipt of the Securities, and that the Shareholder has consulted such advisors as Shareholder deems necessary or appropriate to understand the tax consequences of the investment represented by the Securities.

                            [Signature Page Follows]

                                   SHAREHOLDER


                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Name (Please Type or Print)


                                   ---------------------------------------------
                                   Title (Please Type or Print) (if applicable)


                                   ---------------------------------------------
                                   Street Address


                                   ---------------------------------------------
                                   City, State, Zip Code


                                   ---------------------------------------------
                                   Country


                                   ---------------------------------------------
                                   Social Security Number
                                   (or tax I.D. Number, if an entity)

                                   Accredited Investor:
                                   (PLEASE CHECK ONE OF THE FOLLOWING BOXES)

                                   [ ] Yes           [ ] No


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